UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2006 ev3 Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51348	32-0138874
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

9600 54th Avenue North, Suite 100
Plymouth, Minnesota	55442
(Address of Principal Executive Offices)	(Zip Code)

(763) 398-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On June 28, 2006, the operating subsidiaries of ev3 Inc. (“ev3”), ev3 Endovascular, Inc., ev3 International, Inc. and Micro Therapeutics, Inc. (collectively, the “Borrowers”), and Silicon Valley Bank entered into definitive documentation with respect to a $37.5 credit facility (the “Facility”). The Facility consists of a collateral backed $30 million revolving line of credit with a two year maturity and a $7.5 million line of equipment financing with a four year maturity. The borrowing base of the revolving line is a percentage of the Borrowers’ eligible receivables and inventory. Borrowings made under the revolving line will bear interest at a floating rate equal to the prime rate and borrowings made under the line of equipment financing will bear interest at a floating rate equal to 1.0% above the prime rate. Pursuant to the Facility, the Borrowers have granted Silicon Valley Bank a security interest in certain collateral to secure the payment in full of their obligations under the Facility.

The Facility contains covenants that, among other things, limit the ability of each of the Borrowers and ev3 to sell assets, change the nature of its business, merge or consolidate with others, incur indebtedness or liens or enter into transactions with affiliates. ev3 must also comply with certain financial covenants.

The Facility contains events of default, including the failure to make required payments, the failure to comply wither certain covenants or other agreements in the Facility, the occurrence of a material adverse change, failure to pay certain other indebtedness and certain events of bankruptcy or insolvency. Upon the occurrence and continuation of an event of default, amounts due under the Facility may be accelerated.

Item 7.01               Regulation FD Disclosure.

On June 28, 2006, ev3 reaffirmed its previous guidance as set forth in its press release dated June 28, 2006, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K and the last sentence of the first full paragraph and the third full paragraph of Exhibit 99.1 attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

When included in this Current Report on Form 8-K, the words “expects,” “intends,” “anticipates,” “believes,” “estimates,” and analogous expressions are intended to identify forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties relate, but are not limited, to, in no particular order:  product demand and market acceptance; the impact of competitive products and pricing;  delays in regulatory approvals and the introduction of new products; and success of clinical testing. More detailed information on these and additional factors which could affect ev3’s operating and financial results are described in ev3’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K. ev3 urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, ev3 undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Item 9.01               Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
99.1	ev3 Press Release, dated June 28, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2006	ev3 Inc.

	By:	/s/ Patrick D. Spangler
		Name:	Patrick D. Spangler
		Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	ev3 Press Release, dated June 28, 2006